AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMNT

This Amendment to the Rule 12d1-4 Fund of Funds Investment Agreement (the Amendment") by and between Northern Lights Funds Trust IV, on behalf of each series listed in Schedule A (each an "Acquiring Fund”), and Invesco Exchange-Traded Fund Trust, Invesco Exchange- Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange-Traded Self-Indexed Fund Trust, on behalf of each of their series (except such series listed on Schedule B, as may be amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”) dated as of January 19, 2022 (the"Agreement") shall be effective as of May 13, 2022.

WHEREAS, the Acquiring Funds and Acquired Funds desire to amend the Agreement in accordance with the provisions of Section 6(d) thereof;

NOW, THEREFORE, in consideration of the above premises, Acquiring Funds and Acquired Funds hereby agree as follows:

1.	Section 5 is amended to include: Hafeez Esmail

Main Management ETF Advisors, LLC

601 California Street, Suite 200 San Francisco, California 94108 Email: esmail@mainmgt.com

2.	Schedule A of the Agreement is deleted in its entirety and will be replaced with the following:

Acquiring Funds

Monarch Ambassador Income ETF (MAMB) Monarch ProCap ETF (MPRO)

Main Sector Rotation ETF

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

NORTHERN LIGHTS FUND TRUST IV,

On behalf of its series listed on Schedule A

By:/s/ Wendy Wang

Print Name: Wendy Wang

Title: President

Date: May 13, 2022

INVESCO EXCHANGE-TRADED FUND TRUST INVESCO EXCHANGE-TRADED FUND TRUST II INVESCO INDIA EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By: /s/ Adam Henkel

Print Name: Adam Henkel

Title: Secretary

Date: 5/13/2022